                                                              EXHIBIT (5)(b)(iv)


                        SUBADVISORY CONSULTING AGREEMENT
                              STRATEGIC BOND TRUST
                         MANUFACTURERS INVESTMENT TRUST

SUBADVISORY CONSULTING AGREEMENT made this 28th day of November, 1997, between Salomon Brothers Asset Management Inc, a Delaware corporation ("SBAM") and Salomon Brothers Asset Management Limited, a company incorporated under the laws of England ("SBAM Limited").

In consideration of the mutual covenants contained herein, with effect on and from the Effective Date (as defined in paragraph 5 of this Subadvisory Consulting Agreement) the parties agree as follows:

1.       APPOINTMENT OF SUBADVISORY CONSULTANT

Pursuant to paragraph 5 of the Subadvisory Agreement between Manufacturers Securities Services, LLC, a Delaware limited liability company (the "Adviser"), and SBAM dated November 28, 1997 ( the "Agreement"), SBAM Limited undertakes to act as subadviser and manage the investment and reinvestment of the assets of such part of the assets of the Strategic Bond Trust (the "Portfolio") of Manufacturers Investment Trust (the "Trust") as may be agreed between SBAM and SBAM Limited from time to time (the "Delegated Portion"), subject to the supervision of SBAM and the Trustees of the Trust and to the terms of this Subadvisory Consulting Agreement. SBAM Limited will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent unless expressly authorized in this Subadvisory Consulting Agreement or another writing by the Trust and the Adviser.

On the Effective Date, SBAM Limited will be a member of the Investment Management Regulatory Organization Limited ("IMRO") and will be regulated in its conduct of Investment Business (as defined in IMRO's rules) by IMRO and each of the Trust and SBAM will be a Non-private Customer (as defined in IMRO's rules) of SBAM Limited.

2.       SERVICES TO BE RENDERED BY THE SUBADVISORY CONSULTANT TO THE PORTFOLIO

Subject always to the direction and control of the Trustees of the Trust and SBAM, SBAM Limited will manage the investments and determine the composition of the assets of the Delegated Portion in accordance with the investment objectives, policies and restrictions contained in the Trust's prospectus and statement of additional information in so far as they relate to the Portfolio (both as amended from time to time) and in compliance with the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules promulgated thereunder and, so far as permitted thereby, is hereby authorized to borrow money and to effect transactions on or off any exchange on behalf of the Portfolio.

3.       COMPENSATION OF SUBADVISER

SBAM will pay SBAM Limited such compensation as specified in Appendix A to this Subadvisory Consulting Agreement.

4.       APPLICABILITY OF PROVISIONS OF THE AGREEMENT

The provisions of paragraph 2.c, 4, 7 and 9 of the Agreement are hereby incorporated into this Subadvisory Consulting Agreement and shall be read herein as if references to "the Subadviser" were references to SBAM Limited. For this purpose, the following further modifications shall be deemed to be made to paragraph 4 of the

Agreement. In that paragraph, references to "the Adviser" shall be deemed to include references to SBAM, the number "(i)" shall be deemed to be inserted between "resulting from" and "its acts" and at the end of that paragraph the words "or (ii) any breach by SBAM Limited or any of its directors, officers or employees of its duties or obligations under the Financial Services Act of 1986 of the United Kingdom or under the regulatory system (as defined in IMRO's rules)" shall be deemed to be inserted between "employees" and ".".

5.       DURATION AND TERMINATION OF SUBADVISORY CONSULTING AGREEMENT

This Subadvisory Consulting Agreement shall become effective on the later of:

(i)      the date of its execution,

(ii)     the effective date of the registration statement of the Portfolio,

(iii) the date this Subadvisory Consulting Agreement is approved by the Trustees of the Trust in accordance with the Investment Company Act,

(iv) the date of the registration of SBAM Limited as an investment adviser under the Investment Advisers Act of 1940 (the "Investment Advisors Act"), and

(v)      the date SBAM Limited becomes a member of the IMRO;

such date being referred to in this Subadvisory Consulting Agreement as the "Effective Date".

The Subadvisory Consulting Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Subadvisory Consulting Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of this Subadvisory Consulting Agreement or of any continuance of this Subadvisory Consulting Agreement shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of the Portfolio votes to approve this Subadvisory Consulting Agreement or its continuance, notwithstanding that the Subadvisory Consulting Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio of the Trust or (b) all the Portfolios of the Trust.

This Subadvisory Consulting Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to SBAM and SBAM Limited or by SBAM or SBAM Limited on sixty days' written notice to the Trust and the other party. This Subadvisory Consulting Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act), in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason or in the event any required shareholder approval of any continuance of the Agreement is not obtained or the Agreement terminates for any reason.

6.       AMENDMENTS TO THE SUBADVISORY CONSULTING AGREEMENT

This Subadvisory Consulting Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this

Subadvisory Consulting Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio of the Trust or (b) all the Portfolios of the Trust.

7.       COMPLAINTS

All formal complaints by SBAM or the Trust should in the first instance be made in writing to the Compliance Officer of SBAM Limited in accordance with paragraph 10 of this Subadvisory Consulting Agreement. In addition, SBAM and the Trust have the right to complain direct to IMRO.

8.       ENTIRE AGREEMENT

This Subadvisory Consulting Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio.

9.       HEADINGS

The headings in the sections of this Subadvisory Consulting Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

10.      NOTICES

All notices required to be given pursuant to this Subadvisory Consulting Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

11.      SEVERABILITY

Should any portion of this Subadvisory Consulting Agreement for any reason be held to be void in law or in equity, the Subadvisory Consulting Agreement shall be construed insofar as is possible as if such portion had never been contained herein.

12.      GOVERNING LAW

The provisions of this Subadvisory Consulting Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Subadvisory Consulting Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

13.      LIMITATION OF LIABILITY

The Declaration of Trust establishing the Trust, dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "Manufacturers Investment Trust" refers to the Trustees under the declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any Portfolio thereof, but only the assets belonging to the Trust, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Consulting Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                                    Salomon Brothers Asset
                                    Management Inc

                                    by:  /s/ MICHAEL S. HYLAND
                                         --------------------------------------
                                         Michael S. Hyland, President

                                    Salomon Brothers Asset
                                    Management Limited

                                    by:   /s/ MICHAEL S. HYLAND
                                          -------------------------------------
                                          Michael S. Hyland, Director

                                   APPENDIX A

SBAM will pay SBAM Limited, as full compensation for all services provided under this Subadvisory Consulting Agreement, a portion of the fee (such portion herein referred to as the "Subadvisory Consulting Fee") payable to SBAM under the Agreement being an amount equal to the fee payable under the Agreement multiplied by the current value of the net assets of the Delegated Portion and divided by the current value of the net assets of the Portfolio.

The Subadvisory Consulting Fee shall be accrued for each calendar day in the period commencing with the Effective Date and ending on the date on which this Subadvisory Consulting agreement terminates in accordance with its paragraph 5 and the sum of the daily fee accruals shall be paid to SBAM Limited by SBAM at such times and for such periods as SBAM and SBAM Limited shall agree.

The Subadvisory Consulting Fee will be paid by SBAM out of its fee paid pursuant to its Subadvisory Agreement with the Adviser.